                                                          Exhibit 10(c)

                          THIRD SUPPLEMENTAL INDENTURE

               THIRD SUPPLEMENTAL INDENTURE, dated as of April 16, 1996 (the "Third Supplemental Indenture"), to the Indenture, dated as of August 17, 1993, as supplemented by a First Supplemental Indenture, dated as of March 25, 1995, and a Second Supplemental Indenture, dated as of November 14, 1995 (as so supplemented, the "Indenture"), among THE HANOVER COMPANIES, a Nevada corporation (the "Company"), THE HORN & HARDART COMPANY, a Nevada corporation (the "Guarantor"), the subsidiaries of the Company which have executed the Indenture (the "Guarantor Subsidiaries"), and FIRST TRUST NATIONAL ASSOCIATION, a national association, as Trustee (the "Trustee").

               WHEREAS, the Company, the Guarantor and the Trustee heretofore entered into the Indenture;

               WHEREAS, the Company and the Guarantor were merged with and into Hanover Direct, Inc., a Delaware corporation ("HDI"), pursuant to the provisions of the Agreements and Plans of Merger, dated as of April 15, 1993, between each of the Company and the Guarantor and HDI and, when the mergers became effective, HDI became responsible for the obligations of, and succeeded to and was substituted for, the Company and the Guarantor, respectively, pursuant to
Section 5.2 of the Indenture;

               WHEREAS, pursuant to the Indenture, $14,000,000 aggregate principal amount of HDI's 9.25% Senior Subordinated Notes due August 1, 1998 (the "Securities") remain outstanding;

               WHEREAS, Sun America Life Insurance Company ("Sun Life") was, until November 14, 1995, the sole Holder of all the outstanding Securities;

               WHEREAS, as of November 14, 1995, Intercontinental Mining & Resources Incorporated ("IMR") purchased all of the outstanding Securities from Sun Life;

               WHEREAS, Section 9.2 of the Indenture provides that HDI, the Guarantor Subsidiaries and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities; and

               WHEREAS, HDI and the Guarantor Subsidiaries desire to amend the Indenture as set forth herein and IMR has provided its written consent to the substance of such amendments.

               NOW THEREFORE, each party agrees as follows:


                                    ARTICLE I

                                   AMENDMENTS

               1.1 Maintenance of Consolidated Net Worth. Notwithstanding
Section 4.12 of the Indenture, as of the end of each fiscal month occurring during the period commencing on the date hereof and ending on the last day of the Temporary Loan Period, the Company shall only be required to maintain Consolidated Net Worth, calculated on a consolidated basis for the Company and its Subsidiaries, of at least Seventy One Million Two Hundred Fifty Thousand Dollars ($71,250,000). As of the end of the Temporary Loan Period, the Company shall maintain Consolidated Net Worth as provided in Section 4.12 of the Indenture.

               1.2 Working Capital Adequacy. Notwithstanding Section 4.33 of the Indenture, as of the end of each fiscal month occurring during the period commencing on the date hereof and ending on the last day of the Temporary Loan Period, the Company shall only be required to maintain Working Capital, calculated on a consolidated basis for the Company and its Subsidiaries, of at least Nineteen Million Nine Hundred Fifty Thousand Dollars ($19,950,000). As of the end of the Temporary Loan Period, the Company shall maintain Working Capital Adequacy as provided in Section 4.33 of the Indenture.

               1.3 Definitions. As used herein, the following terms shall have the respective meanings set forth below, and Section 1.1 of the Indenture shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following:

               "Hanover Rights Offering" means the proposed offering by the Company of rights to purchase shares of Common Stock of the Company, for an aggregate gross issuance price of approximately $40,000,000, as described in the press release, dated March 7, 1996, issued by the Company, a copy of which is annexed hereto as Exhibit A, and the consummation of the transactions involving the exercise of such rights and the issuance of the Company's Common Stock in respect of such exercise, including the standby purchase by NAR.

               "Temporary Loan Period" means the period commencing on the date hereof and ending on the earlier of (A) June 15, 1996 and (B) the closing of the issuance and sale of shares of Common Stock pursuant to the Hanover Rights Offering.

                                   ARTICLE II

                                  MISCELLANEOUS


               2.1 Except as expressly supplemented by this Third Supplemental Indenture, the Indenture is in all respects hereby ratified and confirmed and shall remain in full force and effect.

               2.2 This Third Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

               2.3 The recitals contained herein shall be taken as the statements of HDI and the Guarantor Subsidiaries, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

               2.4 This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               2.5 Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture.

               2.6 This Third Supplemental Indenture, together with the Indenture, and any other instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersede all prior proposals, agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers and contracts concerning the subject matter hereof, whether oral or written.

               2.7 Upon the execution and delivery of this Third Supplemental Indenture, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall be created or have occurred and be continuing that is not otherwise waived pursuant to any waiver executed by the Holders.

               IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            HANOVER DIRECT, INC.


                                            By:  /s/ WAYNE GARTEN
                                                 ------------------------
                                                 Title:

[CORPORATE SEAL]

ATTEST:

/s/ MICHAEL P. SHERMAN
- -----------------------------

                                            HANOVER DIRECT PENNSYLVANIA,
                                                   INC.
                                            BRAWN OF CALIFORNIA, INC.
                                            HANOVER DIRECT NEW JERSEY,
                                                   INC.
                                            GUMP'S BY MAIL, INC.
                                            GUMP'S HOLDINGS, INC.
                                            HANOVER LIST MANAGEMENT INC.
                                            HANOVER SYNDICATION CORP.
                                            YORK FULFILLMENT COMPANY, INC.
                                            COMPANY STORE HOLDINGS, INC.
                                            TWEEDS, INC.
                                            HANOVER CASUALS, INC.
                                            HANOVER DIRECT VIRGINIA INC.
                                            HANOVER HOLDINGS INC.
                                            HANOVER VENTURES, INC.
                                            LWI HOLDINGS, INC.
                                            HANOVER REALTY, INC.
                                            HANOVER CATALOG HOLDINGS, INC.


                                            By: /s/ EDWARD J. O'BRIEN
                                                -----------------------
                                                   Title:

[CORPORATE SEAL]

ATTEST:

/s/ MICHAEL P. SHERMAN
- -----------------------------

                                            FIRST TRUST NATIONAL
                                            ASSOCIATION, as Trustee


                                            By:  /s/ RICK PROKOFCH
                                                 ------------------------
                                                   Title: TRUST OFFICER

[CORPORATE SEAL]

ATTEST:

- -----------------------------